Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL EXECUTIVE
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Reach Messaging Holdings, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shane Gau, Chief Executive Officer and Principal Financial Executive of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the period ending December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of Reach Messaging Holdings, Inc.

Reach Messaging Holdings, Inc.

By:	/s/ Shane Gau
Shane Gau
Chief Executive Officer

April 15, 2011